UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, at the annual meeting of stockholders of CF Industries Holdings, Inc. (“CF”), the stockholders of CF approved adoption of the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan. The 2009 Equity and Incentive Plan permits the grant of options, restricted stock, restricted stock units, stock appreciation rights and other stock or cash-based awards to officers, employees, consultants and independent contractors of CF. A total of 3,900,000 shares of CF common stock has been reserved for issuance under the plan (plus shares which are subject to awards under the CF Industries Holdings, Inc. 2005 Equity and Incentive Plan which expire or are forfeited without the issuance of common stock). The 2009 Equity and Incentive Plan will expire on April 21, 2019, unless terminated sooner by the CF Board of Directors. A description of the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan is provided in CF’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2009. The foregoing description of the 2009 Equity and Incentive Plan is qualified in its entirety by the full text of the plan, which is incorporated by reference as Exhibit 10.1. The form of Non-Employee Director Restricted Stock Award Agreement for use under the 2009 Equity and Incentive Plan is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan (incorporated by reference to Appendix A to CF Industries Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2009, File No. 001-32597).

10.2	Form of Non-Employee Director Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2009	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

CF Industries Holdings, Inc. 2009 Equity and Incentive Plan (incorporated by reference to Appendix A to CF Industries Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2009, File No. 001-32597).

10.2	Form of Non-Employee Director Restricted Stock Award Agreement.